Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Host Hotels & Resorts, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-31352, 333-93157, 333-78091, 333-40854, 333-51946, 333-98207 and 333-113901) on Form S-3 and (Nos. 333-75055, 333-28683, 333-75057, 333-75059 and 033-66622) on Form S-8 of Host Hotels & Resorts, Inc. of our report dated March 3, 2006, except as to notes 1, 10, 12, 16, and 19, which are as of June 13, 2006, with respect to the consolidated balance sheets of Host Hotels & Resorts, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule of real estate and accumulated depreciation, which report appears in the current report on Form 8-K of Host Hotels & Resorts, Inc. dated June 15, 2006.

/s/ KPMG LLP

McLean, Virginia

June 15, 2006